Exhibit 35 a)

Depositor: Structured Asset Securities Corporation
745 Seventh Avenue, 8th Floor
New York, NY 10019

Trustee: US Bank, N.A.
One Federal Street, 3rd Floor
Boston, MA 02110

Securities Administrator:

Subject:
Annual Officer's Certification
Fiscal Year: 2006
Securitization: SAS 2006-S1
I, E. Todd Whittemore, the undersigned, a duly authorized officer of Aurora Loan Services LLC (the "Master
Servicer"), do certify the following for the Calendar Year 2006:
1. A review of the activities of the Master Servicer during the preceding calendar year (or portion thereof) and of its performance under the Agreement for such period has been made under my supervision.
2. To the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement in all material aspects throughout 2006 (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, I have specifically identified to the Depositor, and the
Trustee each such failure known to me and the nature and status thereof, including the steps being taken by the
Master Servicer to remedy such default.
Certified by: AURORA LOAN SERVICES LLC
By: /s/ E. Todd Whittemore
Name: E. Todd Whittemore
Title: Executive Vice President

Exhibit 35 b)
AURORA LOAN SERVICES

Depositor: Structured Asset Securities Corporation
Attention: Mortgage Finance SAS 2006-S1
745 7th Avenue, 7th Floor
New York, NY 10019

Master Servicer: Aurora Loan Services LLC
Chris Baker
327 Inverness Drive South
Englewood, CO 80112

Trustee: US Bank N.A.
Structured Finance SAS 2006-S1
One Federal Street, Third Floor
Boston, Massachusetts 02110
Subject: Annual Officer's Certification
Fiscal Year: 2006
Investor Code: F75
Investor Name: SAS 2006-S1
I, Terry Gentry, the undersigned, a duly authorized officer of Aurora Loan Services LLC (the "Servicer"), do certify the following for the Calendar Year 2006:
1. A review of the activities of the Servicer during the preceding calendar year (or portion thereof) and of its performance under the Agreement for such period has been made under my supervision.
2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the
Agreement in all material aspects throughout 2006 (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, I have specifically identified to the Master Servicer, the
Depositor, and the Trustee each such failure known to me and the nature and status thereof, including the steps being taken by the Servicer to remedy such default.

Certified by: AURORA LOAN SERVICES LLC
By /s/ Terry L. Gentry
Name: Terry L. Gentry
Title: Managing Director

Exhibit 35 c)

GMAC Mortgage

SERVICER COMPLIANCE STATEMENT (Item 1123)

GMAC Mortgage, LLC

2006-S1
The undersigned, a duly authorized officer of GMAC Mortgage, LLC, as servicer
(the "Servicer"), pursuant to the applicable servicing agreement, does hereby certify that:
1. A review of the Servicer's activities during the period covered by the
Issuing Entity's report on Form 10-K and of the Servicer's performance under the applicable servicing agreement has been made under my supervision.
2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout such period.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this
6
th
day of March 2007.

By: /s/ Anthony N. Renzi
Name: Anthony N. Renzi
Title: Executive Vice President

GMAC Mortgage, LLC www.gmacmortgage.com
500 Enterprise Road
Horsham, PA 19044